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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 UBIQUITEL INC.

                            ARTICLE I - STOCKHOLDERS

SECTION 1.  ANNUAL MEETING.

         An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

SECTION 2.  SPECIAL MEETINGS.

         Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Chairman of the Board, if there is one, by the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he shall fix. The term "Whole Board" shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

SECTION 3.  NOTICE OF MEETINGS.

         Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation). Such notice shall state the place, date and hour of such meeting and notice of special meetings shall also state the general purpose of the business to be transacted.

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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SECTION 4.  QUORUM.

         At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon "public announcement" (as hereinafter defined) given prior to the date previously scheduled for such meeting of stockholders. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

SECTION 5.  ORGANIZATION.

         Such person as the Board of Directors may have designated or, in the absence of such person, the chief executive officer of the corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 6.  CONDUCT OF BUSINESS.

         (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

         (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have give timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than

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one hundred days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting : (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder and, (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The officer of the corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors or,
(ii) by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than forty five days nor more than seventy five days prior to the first anniversary of the date on which the proxy materials for the previous year's annual meeting of stockholders was mailed. If the date of an annual meeting of stockholders is more than thirty days before or more than thirty days after the date of the first anniversary of the previous year's annual meeting of stockholders, then a stockholder's notice is timely if delivered or mailed to and received not less than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholders proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors , or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director

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if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to that nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the provisions of this Section 6(c). The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this
Section 6(c) and, if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 7.  PROXIES AND VOTING.

         At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting, including the election of directors except where otherwise required by law, may be by a voice vote. The corporation shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

SECTION 8.  RECORD DATE.

         The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

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SECTION 9.  STOCK LIST.

         A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 10.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

         No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                        ARTICLE II -- BOARD OF DIRECTORS

SECTION 1.  NUMBER AND TERM OF OFFICE

         The number of directors who shall constitute the whole board shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of stockholders to be held after the effective date of these Amended and Restated Bylaws, which is expected to be in 2001, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

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SECTION 2.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

         Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3.  REGULAR MEETINGS.

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 4.  SPECIAL MEETINGS.

         Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or one-third of the directors then in office and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 5.  QUORUM; REQUIRED VOTE.

         At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled except that in no event may a quorum consist of fewer than one-third of the total number of the Whole Board. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         The Board of Directors of the corporation shall have the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including the full Board of Directors or of any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval that the Board of Directors shall deem appropriate and shall designate for such special quorum and/or vote requirements, subject to the requirements of Section 141 of the Delaware General Corporation Law. This power and authority shall include, without limitation, the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including,

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without limitation, special quorum and/or voting requirements for the full
Board of Directors or for any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval in connection with any share purchase rights, or any agreement embodying or evidencing such share purchase rights, to be authorized and issued by the corporation. Notwithstanding the foregoing, unless otherwise provided in the Certificate of Incorporation (consistent with applicable law), the Board of Directors shall not (i) with respect to any action which by law requires action, authorization or approval of the Board of Directors, fix a quorum of the Board of Directors at less than a majority of the number of directors constituting the Board of Directors as prescribed by the Certificate of Incorporation or these Bylaws, or (ii) delegate to any committee or subgroup of the Board of Directors any authorization or approval which, under and in accordance with Delaware law, may only be taken by the fully constituted Board of Directors.

SECTION 6.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

         Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 7.  CONDUCT OF BUSINESS.

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein, in the Certificate of Incorporation or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 8.  POWERS.

         The Board of Directors may, except as otherwise required by law or by any agreement to which the corporation is a party, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;

                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or nonnegotiable, secured or unsecured, and to do all things necessary in connection herewith;

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                  (4)      To remove any officer of the corporation with or
                           without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine;

                  (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and

                  (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

SECTION 9.  COMPENSATION OF DIRECTORS.

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

SECTION 10.  ACTION WITHOUT MEETING.

         Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 10 shall have the effect of a meeting vote and may be described as such in any document.

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                            ARTICLE III -- COMMITTEES

SECTION 1.  COMMITTEES OF THE BOARD OF DIRECTORS.

         The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2.  CONDUCT OF BUSINESS.

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE IV -- OFFICERS

SECTION 1.  NUMBER.

         The officers of the corporation may include a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries and a Chief Financial Officer and/or Treasurer and one or more Assistant Treasurers, and such other officers as the Board Of Directors from time to time may deem proper. Any number of offices may be held by the same person.

SECTION 2.  ELECTION.

         The Board of Directors at its first meeting after each annual meeting of shareholders may choose a Chairman of the Board, a President, a Secretary and a Chief Financial Officer and/or

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Treasurer, and may also choose Vice Presidents, Assistant Secretaries and
Assistant Treasurers, none of whom need be a member of the Board of Directors.

         The Board of Directors may elect or appoint such other officers, assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board.

SECTION 3.  SALARIES.

         The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

SECTION 4.  TERM OF OFFICE AND REMOVAL.

         The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

SECTION 5.  CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, unless the Board has designated another person, when present, preside at all meetings of the stockholders of the corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.

SECTION 6.  THE CHIEF EXECUTIVE OFFICER.

         The Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the operation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.

SECTION 7.  THE PRESIDENT.

         The President shall have general responsibility for the management and control of the business and affairs of the operation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President shall have the

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power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board and the Chief Executive Officer), employees and agents of the corporation.

SECTION 8.  THE VICE PRESIDENTS.

         The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 9.  THE SECRETARY.

         The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or President. He or she shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 10.  THE ASSISTANT SECRETARIES.

         The Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 11.  THE CHIEF FINANCIAL OFFICER/TREASURER.

         The Chief Financial Officer/Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an

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account of all his or her transactions as Chief Financial Officer/Treasurer and of the financial condition of the corporation.

         If required by the Board of Directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors.

SECTION 12.  THE ASSISTANT TREASURERS.

         The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer/Treasurer, perform the duties and exercise the powers of the Chief Financial Officer/Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                               ARTICLE V -- STOCK

SECTION 1.  CERTIFICATES OF STOCK.

         Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President, Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer/Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

SECTION 2.  TRANSFERS OF STOCK.

         Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 4.  LOST, STOLEN OR DESTROYED CERTIFICATES.

         In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5.  REGULATIONS.

         The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

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                          ARTICLE VI -- INDEMNIFICATION

         The Directors and Officers of the Corporation shall be indemnified to the fullest extent allowed by law.

                             ARTICLE VII -- NOTICES

SECTION 1.  NOTICES.

         Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

SECTION 2.  WAIVERS.

         A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VIII -- MISCELLANEOUS

SECTION 1.  FACSIMILE SIGNATURES.

         In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2.  CORPORATE SEAL.

         The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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SECTION 3.  RELIANCE UPON BOOKS, REPORTS AND RECORDS.

         Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

SECTION 4.  FISCAL YEAR.

         The fiscal year of the corporation shall be as fixed by the Board of Directors.

SECTION 5.  TIME PERIODS.

         In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE IX -- AMENDMENTS

         Any adoption, amendment or repeal of these bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal these; provided, however, that, in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the corporation's Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the corporate entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of these bylaws.

                             ARTICLE X -- CONFLICTS

         To the extent that any provision in these bylaws is in conflict with the provisions of the corporation's Certificate of Incorporation, any Certificate of Designation establishing the rights and preferences of any series of Preferred Stock, or any agreement between the corporation and any of its stockholders (collectively the "Other Agreements"), the provisions of such Other Agreements shall control.

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